UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Commencing on April 24, 2023, the following pre-recorded voice messages were received by certain beneficial owners of FuelCell Energy, Inc.’s common stock:

PRE-RECORDED MESSAGE SCRIPT

Message to be played if a live person answers the phone.

1.  Hello, this is Tom Gelston, head of Investor Relations for FuelCell Energy. Our records indicate that your shares have not been voted yet for the 2023 Annual Meeting of Stockholders. You can vote your shares right now by pressing “1” to be connected to our proxy solicitation agent. Your vote is important to us, regardless of the number of shares you own. Please press “1” now to vote and save FuelCell Energy the cost of additional outreach and mailings. If you have any questions or require any assistance with voting your shares, please press “1” now to be connected to our proxy solicitation agent MacKenzie Partners. Thank you and we look forward to your vote.

Message to be played if the call is directed to the answering machine/voicemail.

2.  Hello, this is Tom Gelston, head of Investor Relations for FuelCell Energy. Our records indicate that your shares have not been voted yet for the 2023 Annual Meeting of Stockholders. To vote your shares, please phone our proxy solicitation agent, MacKenzie Partners, toll free at 1-800-322-2885. Your vote is important to us, regardless of the number of shares you own. Please contact Mackenzie Partners today at 1-800-322-2885 to vote your shares and save FuelCell Energy the cost of additional outreach and mailings. Thank you and we look forward to your vote.